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                                                                      EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS


To The Board of Directors
Bank of Boston Corporation


We consent to the incorporation by reference, in the registration statements of Bank of Boston Corporation on Form S-3 (Registration Nos. 33-29515, 33-52571 and 33-57723) and on Forms S-8 (Registration Nos. 33-23407, 33-1899, 33-11186,
33-64462, 33-65850 and 33-66012) of our report dated January 19, 1995 on our audits of the consolidated financial statements of Bank of Boston Corporation and Subsidiaries as of December 31, 1994 and 1993, and for each of the three years in the period ended December 31, 1994, included in the Corporation's 1994 Annual Report to Stockholders and in Exhibit 13 to the Corporation's 1994 Annual Report on Form 10-K. Our report, referred to above, includes an explanatory paragraph related to the Corporation's adoption of Statement of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions"; Statement of Financial Accounting Standards, 109, "Accounting for Income Taxes"; the change in its method of accounting for purchased mortgage servicing rights, effective January 1, 1993; and its adoption of Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities," effective December 31, 1993.



                                       COOPERS & LYBRAND L.L.P.


Boston, Massachusetts
March 30, 1995